     Notice: The signature to this assignment must correspond with the name as written upon the back of the certificate in every particular, without alteration or enlargement of any change whatever.

     The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.

TEN COM      -- as tenants in common                 UNIF GIFT MIN ACT -- ......Custodian.......
TEN ENT      -- as tenants by the entireties                              (Cust)     (Minors)
             -- as joint tenants with right                               under Uniform Gifts to Minors
                of survivorship and not as tenants                         Act.........................
                in common                                                            (State)


    Additional abbrevational may also be used though not in the above list.

For value received, _____ hereby sell, assign and transfer unto

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Please insert social security or other
identification number of assignee
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Please print or typewrite name and address including postal zip code of assignee:

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                                                                          Shares
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represented by the within Certificate, and do hereby irrevocably constitute and appoint
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Attorney to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.

Dated
       -------------------
       In presence of

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     The Corporation may issue more than one class of stock. Upon the request of a stockholder, and without charge, the Corporation will provide a description of each class of stock that the Corporation is authorized to issue, including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, and, with respect to any preferred or special class in series, the differences in the relative rights and preferences between the shares of each shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

              Incorporated under the laws of the State of Maryland

                        Cohen & Steers Advantage Income
                               Realty Fund, Inc.

                             Total authorized issue
                    100,000,000 shares par value $.001 each
                                  Common Stock


This is to Certify that                                         is the owner of
                         ------------------------------------

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fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


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     Secretary/Treasurer                                    President